Exhibit 99.01

News Release

Investor Contact:

Stan Finkelstein

Investor Relations

(925) 290-4321

ir@formfactor.com

FormFactor, Inc. Reports First Quarter Results

LIVERMORE, Calif. — May 1, 2013 — FormFactor, Inc. (Nasdaq: FORM) today announced its financial results for the first quarter of fiscal 2013 that ended on March 30, 2013. Quarterly revenues were $52.6 million, up 10% from $47.7 million in the fourth quarter of fiscal 2012, and up 51% from $34.8 million in the first quarter of fiscal 2012.

On a GAAP basis, net loss for the first quarter of fiscal 2013 was $19.8 million or $(0.37) per fully-diluted share, compared to a net profit for the fourth quarter of fiscal 2012 of $0.6 million or $0.01 per fully-diluted share, and a net loss for the first quarter of fiscal 2012 of $17.5 million or $(0.35) per fully-diluted share.

On a Non-GAAP basis, net loss for the first quarter of fiscal 2013 was $6.9 million, or $(0.13) per fully-diluted share, compared to a net loss for the fourth quarter of fiscal 2012 of $13.3 million or $(0.25) per fully-diluted share, and a net loss for the first quarter of fiscal 2012 of $14.3 million or $(0.29) per fully-diluted share. A reconciliation of GAAP to non-GAAP net loss and net loss per share is provided in the schedules included below.

Cash usage for the first quarter of fiscal 2013 was $12.1 million, compared to cash usage of $110.4 million for the fourth quarter of fiscal 2012 and cash usage of $16.4 million for the first quarter of fiscal 2012.

“Our overall business improved as we moved through Q1, primarily driven by increased demand for our memory probe cards,” said Tom St. Dennis, CEO of FormFactor. “Q1 was also the first full quarter of MicroProbe’s contributions to our financial results and we made substantial progress integrating the MicroProbe business, which is helping us capture certain synergies earlier than anticipated.”

The company has posted its revenue breakdown by region and market segment on the Investors section of its website at www.formfactor.com. FormFactor will conduct a conference call at 1:30 p.m. PDT, or 4:30 p.m. EDT, today.

The public is invited to listen to a live webcast of FormFactor’s conference call on the Investors section of the company’s web site at www.formfactor.com. A telephone replay of the conference call will be available approximately two hours after the conclusion of the call. The telephone replay will be available through May 3, 2013, 9:00 p.m. Pacific Daylight Time, and can be accessed by dialing (855) 859-2056 (domestic) or (404) 537-3406 (international) and entering confirmation code 32979746. Additionally, the replay will be available on the Investors section of our website, www.formfactor.com.

Non-GAAP Financial Measures:

This press release highlights the company’s financial results on both a GAAP and a non-GAAP basis. The GAAP results include certain charges that are excluded from non-GAAP results. By publishing the non-GAAP measures, management intends to provide investors with additional information to further analyze the company’s performance, core results and underlying trends. FormFactor’s management evaluates results and makes operating decisions using both GAAP and non-GAAP measures included in this press release. Non-GAAP results are not prepared in accordance with GAAP, and non-GAAP information should be considered a supplement to, and not a substitute for, financial statements prepared in accordance with GAAP. Investors and potential investors are encouraged to review the reconciliation of non-GAAP financial measures to their most directly comparable GAAP measures attached to this press release.

About FormFactor:

FormFactor, Inc. (NASDAQ: FORM) is a leader in advanced wafer test solutions. The company’s advanced wafer probe cards enable semiconductor manufacturers to lower their overall production costs, improve yields, and bring next-generation devices to market. FormFactor’s acquisition of MicroProbe creates the leading wafer test solution provider for both memory and non-memory semiconductor manufacturers. FormFactor is headquartered in Livermore, California with operations in Europe, Asia and North America. For more information, visit the company’s website at www.formfactor.com.

FormFactor, MicroProbe, and the FormFactor and MicroProbe logos are registered or unregistered trademarks of FormFactor, Inc. All other product, trademark, company or service names mentioned herein are the property of their respective owners.

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Forward-looking Statements:

Statements in this press release that are not strictly historical in nature are forward-looking statements within the meaning of the federal securities laws, including statements regarding anticipated results, market conditions, expectations and operating plans. These forward-looking statements are based on current information and expectations that are inherently subject to change and involve a number of risks and uncertainties. Actual events or results might differ materially from those in any forward-looking statement due to various factors, including, but not limited to: our ability to successfully integrate and realize the anticipated benefits of the Astria Semiconductor Holdings, Inc. acquisition, including MicroProbe Incorporated; risks of the company’s ability to meet customers’ test roadmaps; risks arising from structural changes in the computing industry; seasonal cyclicality of our business; risks of the company’s ability to realize further operational efficiencies and achieve synergies through the MicroProbe integration; and changes in the market and macro-economic environments. Additional information concerning factors that could cause actual events or results to differ materially from those in any forward-looking statement is contained in the company’s Form 10-K for the fiscal year ended December 29, 2012, as filed with the SEC, and subsequent SEC filings, including the company’s Quarterly Reports on Forms 10-Q. Copies of the company’s SEC filings are available at http://investors.formfactor.com/edgar.cfm. The company assumes no obligation to update the information in this press release, to revise any forward-looking statements or to update the reasons actual results could differ materially from those anticipated in forward-looking statements.

FORM-F

FORMFACTOR, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended
	March 30,	March 31,
	2013	2012

Revenues	$52,620	$34,806
Cost of revenues	43,545	30,650
Gross profit	9,075	4,156

Operating expenses:
Research and development	10,929	10,847
Selling, general and administrative	14,618	11,148
Restructuring charges (credits), net	3,980	(33)
Impairments of long-lived assets	58	168
Total operating expenses	29,585	22,130
Operating loss	(20,510)	(17,974)

Interest income, net	107	212
Other income, net	423	410
Loss before income taxes	(19,980)	(17,352)
Provision for (benefit from) income taxes	(207)	102

Net loss	$(19,773)	$(17,454)

Net loss per share:
Basic and Diluted	$(0.37)	$(0.35)

Weighted-average number of shares used in per share calculations:

Basic and Diluted	53,664	49,487

Reconciliation of Non-GAAP Loss:

	Three Months Ended
	March 30,	March 31,
	2013	2012

GAAP net loss	$(19,773)	$(17,454)
Stock-based compensation	3,035	3,043
Restructuring charges (credits), net	3,980	(33)
Acquisition costs related expenses	912	—
Amortization of intangibles, inventory and fixed assets fair value adjustment due to acquisition	4,786	—
Impairment of long-lived assets	58	168
Income tax valuation allowance release	150	—
Non-GAAP net loss	$(6,852)	$(14,276)

Non-GAAP net loss per share:
Basic and Diluted	$(0.13)	$(0.29)

Weighted-average number of shares used in per share calculations:
Basic and Diluted	53,664	49,487

FORMFACTOR, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)

(Unaudited)

	March 30,	December 29,
	2013	2012
ASSETS
Current assets:
Cash and cash equivalents	$77,381	$72,243
Marketable securities	76,183	93,545
Accounts receivable, net	33,453	28,919
Inventories	24,689	23,616
Deferred tax assets	4,208	4,613
Refundable income taxes	5,414	5,667
Prepaid expenses and other current assets	9,476	10,569
Total current assets	230,804	239,172
Restricted cash	420	318
Property, plant and equipment, net	42,054	45,515
Goodwill	31,100	30,994
Intangible, net	69,880	74,276
Deferred tax assets	4,180	4,207
Other assets	589	1,200
Total assets	$379,027	$395,682

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$24,191	$21,014
Accrued liabilities	14,381	17,270
Capital leases, current portion	491	573
Income taxes payable	268	—
Deferred revenue	6,538	6,189
Total current liabilities	45,869	45,046
Long-term income taxes payable	2,803	3,028
Capital leases, net of current portion	205	340
Deferred rent and other liabilities	7,538	8,009
Total liabilities	56,415	56,423
Stockholders’ equity:
Common stock and capital in excess of par value	685,465	681,211
Accumulated other comprehensive income	587	1,715
Accumulated deficit	(363,440)	(343,667)
Total stockholders’ equity	322,612	339,259
Total liabilities and stockholders’ equity	$379,027	$395,682